UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CRYOPORT, INC.
(Name of Registrant as Specified In Its Charter)

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17305 Daimler Street

Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 12, 2017

August 11, 2017

Dear Fellow Stockholders:

The 2017 Annual Meeting of the Stockholders (the “Annual Meeting”) of Cryoport, Inc., a Nevada Corporation (the “Company”), will be held at Cryoport, 17305 Daimler Street, Irvine California 92614 on Tuesday, September 12, 2017, at 10:00 a.m. Pacific Time, for the following purposes:

(1)	To elect five directors;
(2)	To ratify the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiary for the year ending December 31, 2017;
(3)	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the Annual Meeting; and
(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Friday, July 28, 2017 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof. This Proxy Statement will be mailed to stockholders on or about August 16, 2017. We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card in the envelope provided or take advantage of the opportunity to vote your proxy online.

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed Proxy Statement and accompanying Transition Report on Form 10-K for the nine months ended December 31, 2016 (the “2016 Annual Report”) are available on the Internet at www.cstproxyvote.com.

YOUR VOTE IS IMPORTANT. YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Sincerely,

/s/ Jerrell W. Shelton

Chairman, President and Chief Executive Officer

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, SEPTEMBER 12, 2017

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Cryoport, Inc., a Nevada corporation (referred to as “we,” “us,” “our,” “Company” or “Cryoport”), with respect to the 2017 Annual Meeting of Stockholders of the Company and any adjournment thereof (the “Annual Meeting”) to be held at Cryoport, 17305 Daimler Street, Irvine California 92614 on Tuesday, September 12, 2017, at 10:00 a.m. Pacific Time.

The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about August 16, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held On September 12, 2017:

This Proxy Statement and the Company’s Transition Report on Form 10-K for the nine months ended December 31, 2016 (the “2016 Annual Report”) are available on the Internet at the following website: www.cstproxyvote.com. Information on the website does not constitute a part of this Proxy Statement.

What is the purpose of the Annual Meeting?

The matters to be voted upon at the Annual Meeting are:

(1)	To elect five directors;

(2)	To ratify the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiary for the year ending December 31, 2017;

(3)	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2017 Annual Meeting of Stockholders; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Why am I being provided with these materials?

Owners of record of the Company’s common stock as of the close of business on July 28, 2017 (the “Record Date”) are entitled to vote in connection with the Annual Meeting. As a stockholder, you are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement describes the proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders.

Who pays the cost of proxy solicitation?

Our Board is soliciting the enclosed proxy. We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation. We will request that banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock forward the proxy soliciting materials to the beneficial owners of such common stock and obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In the event, we decide to hire a service to solicit proxies, we would expect such service to cost less than $10,000, plus reasonable and approved out-of-pocket expenses.

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Who can vote in connection with the Annual Meeting?

You may vote if you were the record owner of the Company’s common stock as of the close of business on the Record Date. Each share of the Company’s common stock is entitled to one vote. As of the Record Date, there were 24,674,432 shares of common stock outstanding and entitled to vote.

How do I vote?

There are several ways to cast your vote:

•	You may vote over the Internet, by going to www.cstproxyvote.com. You will need to type in the Control Number indicated on your Proxy Card and follow the instructions.

•	You may vote over the telephone, by dialing 1-866-894-0536 and follow the recorded instructions. You will need the Control Number indicated on your Proxy Card.

•	You may vote by mailing in the Proxy Card ballot. To vote by mail using the enclosed Proxy Card (if you received a printed copy of these proxy materials by mail or if you printed a Proxy Card off the Internet), you will need to complete, sign and date your Proxy Card and return it promptly in the envelope provided or mail it to Continental Stock Transfer & Co., 1 State Street Plaza, 30th Floor, New York, NY 10004, Attention: Proxy Department.

•	You may vote in person, at the commencement of the Annual Meeting.

How does the Board recommend that I vote my shares?

Unless you give other instructions through your proxy vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. For the reasons set forth in more detail later in this Proxy Statement, the Board recommends the following:

Proposal 1:	The Board recommends a vote “FOR” all the nominees to the Board.

Proposal 2:	The Board recommends a vote “FOR” the ratification of the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiary for the year ending December 31, 2017.

Proposal 3:	The Board recommends a vote “FOR” the advisory vote to approve the compensation of the named executive officers, as disclosed in this Proxy Statement.

We encourage all stockholders to vote their shares. If you own your shares in “street name” and do not instruct your broker or other record owner of the shares as to how to vote, such broker or other record owner may vote your shares pursuant to its discretionary authority with respect to Proposal 2 only. See “What are broker non-votes?” below for additional information.

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What types of votes are permitted on each Proposal?

Proposal 1:	You may vote “FOR” all the nominees to the Board, you may “WITHHOLD” for all nominees, or you may “WITHHOLD” your vote from any nominee you specify.

Proposal 2:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

Proposal 3:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

If you vote “WITHHOLD” (for any nominees in the case of Proposal 1 above) or “ABSTAIN” (in the case of Proposals 2 and 3 above) your vote will not be counted towards the vote total for such proposal.

How many votes are needed to approve each Proposal?

Proposal 1:	The five nominees receiving the most “FOR” votes will be elected.

Proposal 2:	There must be a “FOR” vote from the majority of votes cast.

Proposal 3:	There must be a “FOR” vote from the majority of votes cast.

The Board will be elected by a favorable vote of a plurality of the shares entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes (as described below) as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares of capital stock entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.

What are broker non-votes?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm, or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares.

Various national and regional securities exchanges, including the rules of the New York Stock Exchange, applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. The proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter and the record owner may vote your shares on this proposal if it does not get instructions from you.

The proposal to elect directors (Proposal 1), and the proposal to approve, on an advisory basis, the compensation of the named executive officers (Proposal 3) are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. If you do not provide voting instructions on these matters, a broker non-vote will occur. Broker non-votes, as well as “ABSTAIN” votes, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for any proposal.

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What if my shares are not registered directly in my name but are held in “street name”?

If at the Record Date your shares were held in “street name” (for instance, through a brokerage firm or bank), then you are the beneficial owner of such shares, and such shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You will receive the notice and other proxy materials if requested, as well as voting instructions, directly from that organization.

If I am a beneficial owner of Cryoport shares, how do I vote?

If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker. As a beneficial owner, if you would like to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker or other applicable registered owner of your shares, in advance of the meeting.

Can I dissent or exercise rights of appraisal?

Neither Nevada law nor our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting. If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

How many votes do I have?

On each matter to be voted upon, holders of our common stock have one vote for each share of our common stock owned as of the close of business on the Record Date.

How are the votes counted?

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

Will stockholders be asked to vote on any other matters?

The Board is not aware of any other matters that will be brought before the stockholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment. Stockholders attending the meeting may directly vote on those matters or they may vote by proxy.

How many Annual Reports and Proxy Statements are delivered to a shared address?

If you and one or more stockholders share the same address, it is possible that only one Proxy Statement and Annual Report was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices at 17305 Daimler Street, Irvine, California 92614, Attn: Secretary; telephone: (949) 470-2300. If you want to receive separate copies of this Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

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What does it mean if I receive more than one Notice or Proxy Card?

If you receive more than one Proxy Card, your shares are owned in more than one name or in multiple accounts. In order to ensure that all of your shares are voted, you must follow the voting instructions included in each Proxy Card.

Can I change or revoke my vote after I submit my proxy?

Even after you have submitted your Proxy Card or voted by telephone or by Internet, you may change or revoke your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed Proxy Card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board currently consists of five directors. Directors are elected on an annual basis. Each of the five directors will stand for re-election at the 2017 Annual Meeting to serve as a director until the 2018 Annual Meeting of the Stockholders or until their successors are duly elected and qualified or their earlier death, resignation, or removal. The persons named on the proxy will vote to elect all of the nominees as directors for terms ending at the 2018 Annual Meeting of the Stockholders unless you withhold authority to vote for any or all of the nominees by voting to that effect or so voting in person. Each nominee has consented to serve as a director for the ensuing year. If one or more of the five nominees becomes unavailable to serve prior to the date of the Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person as the Board may recommend, unless the Board reduces the total number of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Required Vote

Directors are elected by a plurality of the shares entitled to vote at the Annual Meeting. Votes may be cast “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” as to specific nominees. The five nominees who receive the greatest number of votes cast “FOR” the election of such nominees shall be elected as directors.

Nominees for Election

The five nominees for election as directors are set forth in the following table:

Richard Berman	Mr. Berman, age 74, became a member of the Board in January 2015, and serves as Chairman of the Audit Committee, member of the Compensation Committee, and Nominating and Governance Committee of the Board. Mr. Berman’s business career spans over 35 years of venture capital, senior management and merger & acquisitions experience. Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006 to 2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets. Mr. Berman is a director of four public healthcare companies: Advaxis, Inc., Caldarius, Inc. (formerly Neostem, Inc.), MetaStat, Inc. and Cryoport, Inc. From 2002 to 2010, he was a director of Nexmed Inc. where he also served as Chairman/CEO in 2008 and 2009 (formerly Apricus Biosciences, Inc.). From 1998 to 2000, he was employed by Internet Commerce Corporation (now Easylink Services) as Chairman and CEO, and was a director from 1998 to 2012. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980’s by merging Prestolite, General Battery and Exide to form Exide Technologies; helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions. He is a past director of the Stern School of Business of NYU where he obtained his BS and MBA. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. Mr. Berman’s financial and business expertise, including his background in biotechnology, international management and banking, and his extensive experience as a director in the public company context makes him well-qualified to serve as a member of the Board.

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Dr. Robert Hariri, M.D., Ph.D.	Dr. Robert Hariri, M.D., Ph.D., age 58, became a member of the Board in September 2015 and serves as Chairman of the Scientific and Technology Committee, member of the Audit Committee, and Nomination and Governance Committee of the Board. Dr. Hariri has been the chairman, founder and chief scientific officer of Celgene Cellular Therapeutics, a division of Celgene Corporation, since 2005. Prior to joining Celgene Cellular Therapeutics as president in 2002, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation/LIFEBANK, Inc., a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene in 2002. Dr. Hariri is also co-founder and president of Human Longevity, Inc., a genomics and cell-therapy company. He serves on numerous boards of directors including Myos Corporation, Provista Diagnostics and Bionik Laboratories Corp and is a member of the Board of Visitors of the Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons, as well as a member of the Scientific Advisory Board for the Archon X PRIZE for Genomics, which is awarded by the X Prize Foundation. Dr. Hariri is also a Trustee of the J. Craig Venter Institute and the Liberty Science Center and has been appointed Commissioner of Cancer Research by New Jersey Governor, Chris Christie. Dr. Hariri was recipient of the Thomas Alva Edison Award in 2007 and 2011, and has received numerous other honors for his many contributions to biomedicine and aviation. Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center where he also directed the Aitken Neurosurgery Laboratory and the Center for Trauma Research. Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience makes him well-qualified to serve as a member of the Board

Dr. Ramkumar Mandalam, Ph.D.	Dr. Ramkumar Mandalam, Ph.D., age 52, became a member of the Board in June 2014 and serves as Chairman of the Governance and Nomination Committee and member of the Compensation Committee the Board. Dr. Mandalam is the President and CEO of Cellerant Therapeutics, Inc. (“Cellerant”), a clinical stage biotechnology company developing novel cell-based and antibody therapies for cancer treatment and blood-related disorders. Prior to joining Cellerant in 2005, he was the Executive Director of Product Development at Geron Corporation, a biopharmaceutical company where he managed the development and manufacturing of cell based therapies for treatment of degenerative diseases and cancer. From 1994 to 2000, he held various positions in research and development at Aastrom Biosciences, where he was responsible for programs involving ex vivo expansion of human bone marrow stem cells and dendritic cells. Dr. Mandalam received his Ph.D. in Chemical Engineering from the University of Michigan, Ann Arbor, Michigan. Dr. Mandalam is the author or co-author of several publications, patent applications, and abstracts. Dr. Mandalam’s training as a scientist and extensive background in biotechnology and management expertise makes him well-qualified to serve as a member of the Board.

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Jerrell W. Shelton	Jerrell W. Shelton, age 71, became a member of the Board in October 2012 and was appointed President and Chief Executive Officer of the Company in November 2012. He was appointed Chairman of the Board in October 2015. He served on the board of directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as Visiting Executive to IBM Research and head of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. and from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group. Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and a M.B.A. from Harvard University. Mr. Shelton currently serves on the Advisory Board of Directors of the Smithsonian Institution Library. Mr. Shelton’s extensive leadership, management, strategic planning and financial expertise through his various leadership and directorship roles in public, private and global companies, makes him well-qualified to serve as a member of the Board.

Edward J. Zecchini	Edward J. Zecchini, age 56, became a member of the Board in September 2013, and serves as Chairman of the Compensation Committee, member of the Audit Committee, and Science and Technology Committee of the Board. Mr. Zecchini currently serves as Chief Information Officer at Remedy Partners, Inc. Prior to that, Mr. Zecchini served as Executive Vice President and Chief Technology Officer at Sandata Technologies, LLC from May 2010 to March 2014, President and Chief Executive Officer of IT Analytics LLC from March 2008 to April 2010, Executive Vice President of Operations and Chief Information Officer of Touchstone Healthcare Partnership from May 2007 to February 2008 and Senior Vice President and Chief Information Officer of HealthMarkets, Inc. from October 2004 to April 2007. Earlier in his career he held senior level positions at Thomson Healthcare and SportsTicker, Inc. Mr. Zecchini has over thirty years of experience in the healthcare and information technology industries. Mr. Zecchini holds a BA degree from the State University of New York at Oswego. Mr. Zecchini’s business expertise, including his background and extensive experience information technology and management makes him well-qualified to serve as a member of the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE NOMINEES.

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BOARD INFORMATION AND DIRECTOR NOMINATION PROCESS

How often did the Board meet during the Company’s fiscal year 2016?

During the transition period from April 1, 2016 through December 31, 2016, which represented the change of our fiscal year end from March 31 to December 31 (the “Transition Period”), there were five meetings of the Board, as well as several actions taken with the unanimous written consent of the Board without a meeting. Dr. Hariri attended two of the five meetings held by the Board and three of the five meetings held by the Audit Committee. No other directors attended fewer than 75% of the meetings of the Board held during the director’s service or of any committee on which the director served during the Transition Period. Mr. Shelton attended and chaired our 2016 Annual Meeting of Stockholders.

Do we have independent directors?

Our Board is responsible for determining the independence of our directors. For purposes of determining director independence, our Board has applied the definitions set forth in NASDAQ Rule 5605(a)(2) and the related rules of the Securities and Exchange Commission (the “SEC”). Based upon its evaluation, our Board has affirmatively determined that the following directors meet the standards of independence: Mr. Berman, Dr. Hariri, Dr. Mandalam and Mr. Zecchini.

What Committees has the Board established?

The Board has established an Audit Committee, a Compensation Committee, and Nomination and Governance Committee. The Charters for these committees are available on the Company’s website at www.cryoport.com on the “Investor Relations: Corporate Governance” page under the heading “Governance Documents.” Information on the website does not constitute a part of this Proxy Statement. The Board has also established a Science & Technology Committee.

Audit Committee

The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) consider and review other matters relating to our financial and accounting affairs.

The current members of the Audit Committee are Mr. Berman, who is the Audit Committee Chairman, Dr. Hariri and Mr. Zecchini. The Company has determined that (i) Mr. Berman qualifies as an “audit committee financial expert” as defined under the rules of the SEC and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the applicable laws and regulations of the SEC, and (ii) Dr. Hariri and Mr. Zecchini meet NASDAQ’s financial literacy and financial sophistication requirements and are “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the applicable laws and regulations of the SEC. During the Transition Period, the Audit Committee held five meetings. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.

Compensation Committee

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans.

The current members of the Compensation Committee are Mr. Zecchini, who is the Compensation Committee Chairman, Dr. Mandalam and Mr. Berman, each of whom is independent under applicable independence requirements. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met three times during the Transition Period.

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Nomination and Governance Committee

The functions of the Nomination and Governance Committee are to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, and (vi) lead the Board in an annual review of its performance.

The current members of the Nomination and Governance Committee are Dr. Mandalam, who is the Nomination and Governance Committee Chairman, Mr. Berman and Dr. Hariri. The Nomination and Governance Committee met three times during the Transition Period.

Science and Technology Committee

The functions of the Science and Technology Committee are to oversee matters pertaining to the Company’s strategic direction as related to product and services serving the cellular therapy business and investments in research and development and technology relating to same.

The current members of the Science and Technology Committee are Dr. Hariri and Mr. Edward Zecchini.

What are the nominating procedures and criteria?

Director Qualifications. The Nomination and Governance Committee believes that persons nominated to the Board should have personal integrity and high ethical character. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees.

Identifying Director Candidates. The Nomination and Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nomination and Governance Committee has a policy of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership and whom the Nomination and Governance Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling vacancies of the Board, the Nomination and Governance Committee will solicit recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Nomination and Governance Committee may also engage a professional search firm to assist in identifying qualified candidates.

In evaluating potential nominees, the Nomination and Governance Committee will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the minimum qualifications required by the Committee for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The Nomination and Governance Committee does not have a written policy with respect to Board diversity; however, the committee’s goal is to assemble a Board that brings to the Company a diversity of knowledge, skills and expertise derived from high quality business and professional experience. We believe a Board with these attributes leads to improved company performance by encouraging new ideas and perspectives and expanding the knowledge base available to management.

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The Nomination and Governance Committee may interview any proposed candidate and may solicit the views about the candidate’s qualifications and suitability from the Company’s chief executive officer and other senior members of management.

The Nomination and Governance Committee will make its selections based on all the available information and relevant considerations. The Nomination and Governance Committee’s selection will be based on who, in the view of the Committee, will be best suited for membership on the Board. In making its selection, the Nomination and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the Committee may consider, as one of the factors in its evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company.

The Nomination and Governance Committee may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

Stockholder Nominees. The Nomination and Governance Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations under the heading “Stockholder Proposals for Next Annual Meeting.” The Secretary will forward all recommendations to the Nomination and Governance Committee. The acceptance of a recommendation from a stockholder does not imply that the Nomination and Governance Committee will recommend to the Board the nomination of the stockholder recommended candidate.

How is the Board Structured?

Pursuant to our Amended and Restated Bylaws, the Chairman of the Board presides at meetings of the Board. The Chairman of the Board is currently the Company’s President and Chief Executive Officer, Mr. Shelton.

The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer, is in the best interests of the Company and its stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company given Mr. Shelton’s in-depth knowledge of the Company’s technology, business and industry, and his ability to formulate and implement strategic initiatives. Further, Mr. Shelton is intimately involved in the day-to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the independent directors of the Board.

We believe the independent nature of the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, as well as the practice of the independent directors regularly meeting in executive session without Mr. Shelton and the other members of the Company’s management present, ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company.

What is the Board’s Role in Risk Oversight?

The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response via periodic updates.

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Do we have a Code of Ethics?

The Company has adopted a corporate code of conduct that applies to its directors and all employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company has posted the text of its corporate code of conduct on the Company’s website at www.cryoport.com on the “Investor Relations: Corporate Governance” page under the heading “Governance Documents.”

How can stockholders communicate with the Board?

The Board allows stockholders to send communications to the Board through its Nomination and Governance Committee. All such communications, except those related to stockholder proposals discussed under the heading “Stockholder Proposals for Next Annual Meeting,” must be sent to the Nomination and Governance Committee Chairman at the Company’s offices at 17305 Daimler Street, Irvine, California 92614.

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PROPOSAL 2 — TO RATIFY THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP
AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF
THE COMPANY AND ITS SUBSIDIARY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

The Audit Committee has selected KMJ Corbin & Company LLP (“KMJ”) to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2017 (“fiscal 2017”). The Board, upon the recommendation of the Audit Committee, has ratified the selection of KMJ as the Company’s independent registered public accounting firm for fiscal 2017, subject to ratification by the stockholders. KMJ has served in this capacity for each of the thirteen previous fiscal years, including the Transition Period ended December 31, 2016 and has reported on the Company’s December 31, 2016 consolidated financial statements. During those thirteen fiscal years, there were no disagreements between the Company and KMJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of KMJ are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ as the Company’s independent auditors is not required by our Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of KMJ to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

Approval of the ratification of the appointment of KMJ as the Company’s independent registered public accounting firm for fiscal 2017 requires the affirmative vote of a majority of votes cast. Abstentions will not be counted as votes for or against such proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

Independent Registered Public Accounting Firm Fees

The following table shows the fees that were billed to us for the audit and other services provided by KMJ Corbin & Company LLP (“KMJ”) for the Company’s nine-month transition period ended December 31, 2016 and the year ended March 31, 2016.

	Nine Months Ended December 31, 2016	Year Ended March 31, 2016
Audit Fees	$64,900	$75,600
Audit-Related Fees	36,225	43,237
Tax Fees	13,500	13,000
	$114,625	$131,837

The fees billed to us by KMJ during or related to the nine-month transition period ended December 31, 2016 and the year ended March 31, 2016 consist of audit fees, audit-related fees and tax fees, as follows:

Audit Fees. Represents the aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter.

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Audit-Related Fees. Represents the aggregate fees billed to us for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute such as comfort letters, S-1 and S-8 filings.

Tax Fees. Represents the aggregate fees billed to us for professional services rendered for tax returns, compliance and tax advice.

All Other Fees. We did not incur any other fees to KMJ during the nine-month transition period ended December 31, 2016 and the year ended March 31, 2016.

Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent auditors. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the nine-month period ended December 31, 2016 and the year ended March 31, 2016, all services billed by KMJ were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL NO. 3 — TO APPROVE, ON AN ADVISORY BASIS,
THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote is commonly referred to as a “say-on-pay” proposal. Consistent with the mandate of the Dodd-Frank Act, we are seeking our stockholders’ approval, on an advisory basis, of the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the related compensation tables in this Proxy Statement). At the 2013 Annual Meeting of the Stockholders, a majority of votes cast by stockholders present and entitled to vote on the proposal selected one year as the desired frequency of future stockholder say-on-pay votes with respect to the say-on-frequency proposal. As such, the Board adopted a resolution to hold “say-on-pay” votes annually. The stockholders will be asked to vote again on the say-on-frequency proposal at the 2019 Annual Meeting of the Stockholders. Since 2013, a majority of votes cast by stockholders present and entitled to vote on the proposal have approved the say-on-pay proposal.

The Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects the Company performance, job complexity, and strategic value of the position while seeking to ensure the individual’s long-term retention and motivation and alignment with the long-term interests of our stockholders. We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. The results of this advisory vote are not binding upon us. However, the Compensation Committee values the opinions expressed by stockholders in their vote, and will consider the outcome of the vote in deciding whether any actions are necessary to address concerns raised by the vote and when making future compensation decisions for named executive officers.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

Required Vote

Adoption of this resolution will require a majority of votes cast. Abstentions and broker non-votes will not be counted as votes for or against such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of July 25, 2017 by, (i) each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, (ii) each of our current executive officers, (iii) each of our directors and, (iv) and all of our current executive officers and directors as a group.

Percentage of beneficial ownership is calculated based on 24,399,304 shares of common stock outstanding as of July 25, 2017. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants, preferred stock or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of July 25, 2017.

To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options, warrants and convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying options, warrants and convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

The following table gives effect to the shares of common stock issuable within 60 days of July 25, 2017, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Cryoport, Inc., 17305 Daimler Street, Irvine, California 92614.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Shares of Common Stock Beneficially Owned
Executive Officers and Directors:
Richard Berman	125,647	(1)(3)	*
Robert Hariri, M.D., Ph.D.	89,350	(1)	*
Ramkumar Mandalam, Ph.D.	98,574	(1)	*
Jerrell W. Shelton	1,647,114	(1)	6.4%
Robert S. Stefanovich	314,344	(1)	1.3%
Edward Zecchini	104,239	(1)	*

Total for all directors and named executive officers as a group (6 persons)	2,379,268	(1)	9.0%

* Represents less than 1%.

(1)	Includes shares which individuals shown above have the right to acquire as of July 28, 2017, or within 60 days thereafter, pursuant to outstanding stock options and/or warrants as follows: Mr. Berman — 96,113 shares; Dr. Hariri — 74,050 shares; Dr. Mandalam —72,812 shares; Mr. Shelton — 1,459,853 shares; Mr. Stefanovich — 313,344 shares; and Mr. Zecchini —72,812.
(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days of July 25, 2017.
(3)	Includes 9,250 warrants and 8,138 shares owned by Mrs. Richard Berman, spouse of Mr. Berman.

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EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Overview

We are a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. This “Compensation Overview” section discusses the compensation programs and policies for our executive officers and the Compensation Committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including our “named executive officers.”

Our Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the Board for determination, the compensation package of our chief executive officer and each of our other named executive officers, each of whom is identified in the “Summary Compensation Table” below. Our Compensation Committee also considers the design and effectiveness of the compensation program for our other executive officers and approves the final compensation package, employment agreements and stock award and option grants for all of our executive officers. Our Compensation Committee is composed entirely of independent directors who have never served as officers of the Company.

Set forth below is a discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements. Information regarding director compensation is included under the heading “Director Compensation” below.

General Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our stockholders. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives and retention concerns, and the results of the advisory vote of the stockholders on the “say-on-pay” proposal at the prior years’ annual meeting of the stockholders. Our president and chief executive officer and our Compensation Committee believe that substantial portions of executive compensation should be linked to the overall performance of our Company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and stockholder value will be considered in the determination of each executive’s compensation.

Generally, our Compensation Committee reviews and, as appropriate, modifies compensation arrangements for executive officers during the first quarter of each fiscal year, subject to the terms of existing employment agreements with our named executive officers, as discussed below. For fiscal 2016, our Compensation Committee considered our President and Chief Executive Officer’s executive compensation recommendations for the Company’s Chief Financial Officer. In making such determinations, the Compensation Committee considered the overall performance of each executive and his or her contribution to the growth of our company and its products, as well as overall company performance through personal and corporate achievements.

Independent Compensation Consultant

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. In September 2016, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), to review our executive compensation programs and to assess our executive officers’ base salaries, incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.  As described herein, FW Cook assisted the Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group.

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During the Transition Period ended December 31, 2016, FW Cook helped the Compensation Committee collect and analyze data and to compare all components of our officer compensation program, including base salary, annual cash bonus and long-term equity awards, to the practices of peer companies. During the transition period ended December 31, 2016, FW Cook developed a list of peer group of revenue-generating health care equipment and supply companies based on several characteristics, including, being publicly traded, relative company size (e.g., market capitalization and number of employees), and geographic location as compared to peer companies, as well as the specific responsibilities of our executives. The Compensation Committee approved the peer group and intends to review and modify this peer group periodically to ensure that this list remains aligned with our size and stage of development. During the transition period ended December 31, 2016, our peer group consisted of the following 22 companies:

Aethlon Medical, Inc.	Cesca Therapeutics, Inc.	Skyline Medical Inc.
Alliqua BioMedical	Cutera, Inc.	Tandem Diabetes Care, Inc.
Alphatec Holdings, Inc.	Derma Sciences Inc.	TransEnterix, Inc.
Antares Pharma, Inc.	Dextera Surgical Inc.	Veracyte, Inc.
AxoGen, Inc.	InVivo Therapeutics Holding Corp.	Vermillion, Inc.
BIOLASE, Inc.	MGC Diagnostics Corp.	Viveve Medical, Inc.
BioLife Solutions, Inc.	Milestone Scientific Inc.
CAS Medical Systems, Inc.	Misonix, Inc.

We believe that our select peer group provides useful information to help us establish competitive compensation practices and levels of compensation that allow us to attract, retain and motivate a talented executive team and, at the same time, aligns the interests of our executives with those of our stockholders. The executive employment market in the health care equipment and supply industry in Southern California is very competitive because there are many health care equipment and supply companies in that region, many of which are similar to us in size and stage of development. We believe our executive compensation must be competitive within such peer group, yet fully aligned with our current stage of development and our responsibilities to stockholders.

The Compensation Committee uses the competitive data it obtains from FW Cook for evaluating our executive compensation practices, including our cash bonus policy, and the levels of cash and equity compensation provided to our officers.

Executive Officers of the Company

The Company’s current executive officers are as follows:

Jerrell W. Shelton, age 71, became President and Chief Executive Officer of the Company on November 5, 2012. He served on the board of directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as CEO of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. and from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group. Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University. Mr. Shelton currently serves on the Advisory Board of Directors and the Nominating and Stewardship committee of the Smithsonian Institution Libraries.

Robert S. Stefanovich, age 52, became Chief Financial Officer, Treasurer and Corporate Secretary for the Company in June 2011 following the Company’s filing of its Form 10–K for the fiscal year ended March 31, 2011. From June 15, 2012 to November 4, 2012, Mr. Stefanovich served as the Principal Executive Officer of the Company. From November 2007 through March 2011, Mr. Stefanovich served as Chief Financial Officer of Novalar Pharmaceuticals, Inc. Prior to that, he held several senior positions, including interim Chief Financial Officer of Xcorporeal, Inc., Executive Vice President and Chief Financial Officer of Artemis International Solutions Corporation, Chief Financial Officer and Secretary of Aethlon Medical Inc., and Vice President of Administration at Science Applications International Corporation (SAIC). Mr. Stefanovich also served as a member of the Software Advisory Group and an Audit Manager with Price Waterhouse LLP’s (now PricewaterhouseCoopers) hi-tech practice in San Jose, California and Frankfurt, Germany. He currently serves as a board member of Project InVision International, a provider of business performance improvement solutions. He received his Masters of Business Administration and Engineering from University of Darmstadt, Germany.

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Summary Compensation Table

The following table contains information with respect to the compensation of our Chief Executive Officer and Chief Financial Officer for the nine-month transition period ended December 31, 2016 and for the fiscal years ended March 31, 2016 and 2015. We refer to our Chief Executive Officer and Chief Financial Officer as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)		Option Awards(2) ($)		All Other Compensation ($)	Total Compensation ($)
Jerrell W. Shelton	2016*	225,000	—		449,256	(3)	—	674,256
President and Chief	2016	300,000	—		3,111,677	(3)	—	3,411,677
Executive Officer	2015	300,000	—		1,625,913	(3)	—	1,925,913
Robert S. Stefanovich	2016*	199,583	40,000	(6)	216,606	(4)	—	456,189
Chief Financial Officer	2016	255,000	30,000	(5)	740,236	(4)	—	1,025,236
	2015	225,000	—		307,695	(4)	—	532,695

*	For the nine-month transition period ended December 31, 2016

(1)	This column represents the salary paid during the applicable period as of the last payroll period prior to or immediately after the end of such period.
(2)	This amount, calculated using the Black Scholes method, represents the total grant date fair value of all stock option awards at the date of grant. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made in fiscal year 2016 and 2015, see Note 2 “Summary of Significant Accounting Policies” to the consolidated financial statements in the Company’s Form 10-K for the period ended December 31, 2016, filed with the SEC on March 13, 2017.
(3)	Based on the recommendation of the Compensation Committee and approval by the Board, on May 6, 2016, November 20, 2015, May 7, 2015 and December 18, 2014, Mr. Shelton was granted options to purchase 280,000, 827,000, 219,892 and 387,501 shares, respectively, of common stock in connection with his service as Chief Executive Officer of the Company. The exercise prices of the options are equal to or greater than the market value of the Company’s stock as of the respective grant dates.
(4)	Based on the recommendation of the Compensation Committee and approval by the Board, on May 6, 2016, November 20, 2015, May 7, 2015 and December 18, 2014, Mr. Stefanovich was granted options to purchase 135,000, 177,200, 57,484 and 73,334 shares of common stock, respectively, of common stock in connection with his service as Chief Financial Officer of the Company. The exercise prices of the options are equal to or greater than the market value of the Company’s stock as of the respective grant dates.
(5)	This amount represents the bonus earned for the year ended March 31, 2016 as approved by the Compensation Committee of the Board in April 2016.
(6)	This amount represents the bonus earned for the nine months ended December 31, 2016 as approved by the Compensation Committee of the Board in May 2017.

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Narrative Disclosure to Summary Compensation Table

Employment Contracts

Jerrell W. Shelton

On June 28, 2013, the Company entered into an employment agreement (the “Prior Agreement”) with Mr. Shelton with respect to his employment as President and Chief Executive Officer. The Prior Agreement was effective through May 14, 2017 (the “Term”).

The Prior Agreement provided an initial annual base salary of $300,000 during the Term. In addition, on the date of the Prior Agreement, Mr. Shelton was awarded options giving him the right to acquire an aggregate of 325,209 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the Prior Agreement, or $3.24 per share, and such options were granted outside of the Company’s incentive plans. The option vested immediately with respect to 13,551 shares and the remaining right to purchase the remaining shares vests in equal monthly installments on the fifth day of each month for forty-six months beginning on July 5, 2013 and ending on May 5, 2017; provided that such vesting will be accelerated on the date that the Company files a Form 10-Q or Form 10-K indicating an income from operations for the Company in two consecutive fiscal quarters and immediately in the event of a change of control of the Company.

Mr. Shelton had agreed during the Term and for a period of one year following the termination of the Prior Agreement, not to solicit, induce, entice or attempt to solicit, induce, or entice any employee of the Company to leave employment with the Company. Payments due to Mr. Shelton upon a termination of the Prior Agreement are described below.

On May 26, 2017, the Company entered into a new employment agreement effective June 1, 2017 (the “New Agreement”) with Mr. Shelton with respect to his employment as President and Chief Executive Officer of the Company.

The New Agreement provides for an annual base salary in an amount determined by the Company’s Compensation Committee of the Board of Directors of the Company and Mr. Shelton’s annual base salary was increased to $550,000 effective on June 1, 2017. Mr. Shelton is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. Mr. Shelton has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Agreement and for a period of eighteen months following the termination of the Agreement. The Agreement expires on June 1, 2021. Payments due to Mr. Shelton upon a termination of the Prior Agreement are described below.

On May 23, 2017, Mr. Shelton was awarded options giving him the right to acquire an aggregate of 340,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, or $3.44 per share, and such options are subject to the terms of the Company’s 2015 Omnibus Equity Incentive Plan. The option vests monthly over four years; provided that up to one half of the options may accelerate upon the Compensation Committee certifying achievement of positive Adjusted EBIDTA for two consecutive quarters.

Robert S. Stefanovich

Although the Company does not have a written employment agreement with Mr. Stefanovich, pursuant to the terms of his offer letter, the Company agreed to pay Mr. Stefanovich an annual base salary of $225,000 per year which was increased to $255,000 in May 2015, $267,500 in May 2016 and $283,000 in May 2017. In addition, he is eligible for an incentive bonus targeted at 25% of his annual base salary. Mr. Stefanovich is eligible to participate in all employee benefits plans or arrangements which may be offered by the Company during the term of employment. The Company shall pay the cost of Mr. Stefanovich’s health insurance coverage in accordance with the Company’s plans and policies while he is an employee of the Company. Mr. Stefanovich is also eligible for twenty (20) paid time off days a year, and is entitled to receive fringe benefits ordinarily and customarily provided by the Company to its senior officers. Payments due to Mr. Stefanovich upon a termination of his employment with the Company are described below.

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On May 18, 2017, Mr. Stefanovich was awarded options giving him the right to acquire an aggregate of 81,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, or $3.21 per share, and such options are subject to the terms of the Company’s 2015 Omnibus Equity Incentive Plan. The option vests monthly over four years; provided that up to one half of the options may accelerate upon the Compensation Committee certifying achievement of positive Adjusted EBIDTA for two consecutive quarters.

The Company has no other employment agreements with executive officers of the Company as of December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options held by our named executive officers as of December 31, 2016:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jerrell W. Shelton	8,334	(1)	—	—	$2.28	10/22/22
	83,334	(2)	—	—	$2.40	11/5/22
	298,109	(3)	27,100	—	$3.24	6/28/23
	193,767	(4)	193,734	—	$4.80	12/18/24
	87,045	(5)	132,847	—	$7.80	5/07/25
	275,667	(6)	551,333	—	$5.00	8/20/25
	40,833	(7)	239,167	—	$1.87	5/06/26
Robert Stefanovich	10,417	(8)	—	—	$10.32	6/20/21
	5,000	(9)	—	—	$5.16	8/3/22
	61,182	(10)	8,736	—	$3.24	6/28/23
	36,672	(11)	36,662	—	$4.80	2/18/24
	22,762	(12)	34,722	—	$7.80	5/07/25
	59,067	(13)	118,133	—	$3.07	8/20/25
	19,688	(14)	115,312	—	$1.87	5/06/26

(1)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 8,334 shares of common stock exercisable at $2.28 per share on October 22, 2012 upon joining the Board. Options vests in twelve equal monthly installments. The exercise price for shares of common stock pursuant to the options is equal to the fair value of the Company’s stock as of the grant date.
(2)	Based on the recommendation of the Compensation Committee and approval the Board, Mr. Shelton was granted an option to purchase 137,500 shares of common stock exercisable at $2.40 per share on November 5, 2012, which vests in six equal monthly installments. 54,166 of these options were issued under the 2011 stock option plan and exercised in May and November 2013 and 83,884 were issued outside of a plan. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.
(3)	Based on the recommendation of the Compensation Committee and approval the Board, Mr. Shelton was granted an option to purchase 325,209 shares of common stock exercisable at $3.24 per share on June 28, 2013. The option vests 2/48th immediately with the remainder vesting 1/48th per month for 46 months. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

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(4)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 387,501 shares of common stock exercisable at $4.80 per share on December 18, 2014. The option vests in monthly installments over a four-year period, 262,500 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(5)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 219,892 shares of common stock exercisable at $7.80 per share on May 7, 2015. The option vests in monthly installments over a four-year period, 219,892 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(6)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 827,000 shares of common stock exercisable at $3.07 per share on August 20, 2015, subject to stockholder approval of the 2015 Omnibus Equity Incentive Plan which occurred on November 20, 2015. The award was amended on February 3, 2016 to increase the exercise price of the option from $3.07 to $5.00. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to or more than the fair value of the Company’s stock on the date of grant.
(7)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 280,000 shares of common stock exercisable at $1.87 per share on May 6, 2016. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(8)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 10,417 shares of common stock exercisable at $10.32 per share on June 20, 2011. The option vests in six month installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(9)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 5,000 shares of common stock exercisable at $5.16 per share on August 3, 2012. The option vests in six month installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(10)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 69,918 shares of common stock exercisable at $3.24 per share on June 28, 2013. The options vest in equal monthly installments over four years. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(11)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 73,334 shares of common stock exercisable at $4.80 per share on December 18, 2014. The options vest in equal monthly installments over four years. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(12)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 57,484 shares of common stock exercisable at $7.80 per share on May 7, 2015. The options vest in equal monthly installments over a four-year period, 57,484 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(13)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 177,200 shares of common stock exercisable at $3.07 per share on August 20, 2015, subject to stockholder approval of the 2015 Omnibus Equity Incentive Plan which occurred on November 20, 2015. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to or more than the fair value of the Company’s stock on the date of grant.
(14)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 135,000 shares of common stock exercisable at $1.87 per share on May 6, 2016. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

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Potential Payments on Termination or Change in Control

Pursuant to Mr. Shelton’s Prior Agreement, if Mr. Shelton would have terminated the Prior Agreement, died, or had been terminated for “Cause” (as defined in the Prior Agreement), he would have been entitled to all compensation and benefits that he earned through the date of termination. If he had been terminated for Cause, the Company could have, to the extent allowed by law, set off losses, fines or damages that he had caused as a result of his misconduct. If he had been terminated “without cause” (as defined in the Prior Agreement), he would have been entitled to a continuation of his base salary for three months following termination and one half (½) of unvested options as of date of termination would have become fully vested. In the event the Company had terminated his employment, except if for “Cause” (as defined in the Prior Agreement), within twelve months after a Change in Control (as defined in the Cryoport, Inc. 2011 Stock Incentive Plan), then, Mr. Shelton would have been entitled to: (i) the continuation of his base salary for twelve months following the date of termination, which would have been paid in accordance with the Company’s ordinary payroll practices in effect from time to time, and would have begun on the first payroll period immediately following the date on which the general release and waiver became irrevocable; and (ii) all options previously granted to Mr. Shelton would have become fully vested and exercisable as of the date of termination of employment.

If Mr. Shelton terminates the New Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen months following termination and one half of unvested options as of date of termination shall become fully vested; provided that if the termination date is within twelve months after a change in control of the Company, then all of the unvested options as of such date will become fully vested.

Pursuant to Mr. Stefanovich’s employment offer, in the event that Mr. Stefanovich’s employment with the Company is terminated as a result of a “change of control,” as is defined in the Company’s 2009 Stock Incentive Plan, he will be entitled to receive a severance payment equal to twelve months of his base salary, continuation of health benefits for a period of twelve months, and the unvested portion of his stock option grants immediately shall vest in full. Separately, in the event his employment is terminated by the Company for reasons other than cause, Mr. Stefanovich will be entitled to receive a severance payment equal to six months of his base salary plus continuation of health benefits for a period of six months following his termination of employment.

The Cryoport, Inc. 2015 Omnibus Equity Incentive Plan, the Cryoport, Inc. 2011 Stock Incentive Plan and the Cryoport, Inc. 2009 Stock Incentive Plan each provide that if a “change in control” occurs, the Compensation Committee has the discretion to provide in the applicable option agreement that any outstanding awards shall become fully vested and exercisable.

The Company does not provide any additional payments to the named executive officers upon their resignation, termination, retirement, or upon a change of control.

Change in Control Agreements

There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of the Company or any subsidiary.

Director Compensation

Compensation for the Board is governed by the Company’s Compensation Committee.

Director Fees

Effective October 1, 2015 through June 23, 2017, the compensation plan for non-employee directors was as follows:

Director fees were paid in cash, restricted shares of the Company’s common stock or a combination thereof, at the option of the director.

Option 1: Annual cash compensation of $40,000, paid quarterly,

Option 2: Annual cash compensation of $13,333, paid quarterly and $26,667 converted into common stock using the volume weighted average price (“VWAP”) of the stock for the last five days of the trading month ending each quarter, plus an annual grant of options, on the date of the Company’s annual meeting, to purchase 25,000 shares of the Company’s common stock; or

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Option 3: No annual cash compensation but $40,000 converted into common stock using the VWAP of the stock for the last five days of the trading month ending each quarter and paid quarterly. This option carries a 15% premium, as there is no cash outlay to the Company. The calculation would be $40,000 X 1.15 = $46,000/VWAP.

In addition to the compensation options above the following compensation apply to non-employee directors chairing a committee of our board of directors. This compensation was paid on the same basis as the director chose from the options described above:

Chairman/Lead Director	$25,000

Audit Committee	$20,000

Compensation Committee	$15,000

Nominating and Corporate Governance Committee	$10,000

Science and Technology Committee	$24,000

Newly appointed directors received an initial grant of options to purchase 50,000 shares of the Company’s common stock, vesting monthly over four years.

Effective June 23, 2017, the compensation plan for non-employee directors was as follows:

Director fees are paid in cash, restricted shares of the Company’s common stock or a combination thereof, at the option of the director.

Option 1: Annual cash compensation of $40,000, paid quarterly,

Option 2: Annual cash compensation of $13,333, paid quarterly and $26,667 converted into common stock using the VWAP of the stock for the last five days of the trading month ending each quarter, plus an annual grant of options, on the date of the Company’s annual meeting, to purchase 25,000 shares of the Company’s common stock; or

Option 3: No annual cash compensation but $40,000 converted into common stock using the VWAP of the stock for the last five days of the trading month ending each quarter and paid quarterly. This option carries a 15% premium, as there is no cash outlay to the Company. The calculation would be $40,000 X 1.15 = $46,000/VWAP.

In addition to the compensation options above the following compensation apply to non-employee directors chairing a committee of the Board. This compensation will be paid on the same basis as the director chose from the options described above:

Chairman/Lead Director	$25,000

Audit Committee	$20,000

Compensation Committee	$15,000

Nominating and Corporate Governance Committee	$10,000

Science and Technology Committee	$24,000

Stock option grants

Newly appointed/elected directors receive an inducement (‘sign-on’) option grant to purchase 50,000 shares of the Company’s common stock, vesting ratably on a monthly basis over three years, effective as of, with an exercise price equal to the closing price of the Company’s common stock on the date the directorship commences.

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Annual Option Grants

Each director shall receive annual option grants to purchase 35,000 shares of the Company’s common stock, vesting ratably on a monthly basis over twelve months, effective as of, and with an exercise price equal to the closing price of the Company’s common stock on the date of the Annual Meeting of Stockholders.

Upon joining the Board, new directors shall be granted a pro-rated annual award (i.e., for portion of year served prior to next shareholder meeting), which shall vest in monthly increments until the next annual meeting.

All options shall include a provision that provides that if such director ceases to be a director, vested options shall lapse (to the extent not exercised) on the earlier of: (i) ten years; or (ii) three years after the date the director ceases to be a director of the Company.

 Director Stock Option Grants

On January 12, 2015, Mr. Berman was granted an option to purchase 16,667 shares of the Company’s common stock, with an exercise price of $4.56 per share when he joined the Board.

Annual awards were granted on August 20, 2015, subject to stockholder approval of the 2015 Omnibus Equity Incentive Plan, which occurred on November 20, 2015. Mr. Berman, Mr. Rathmann, Dr. Mandalam and Mr. Zecchini were each granted an option to purchase 113,300, 80,000, 80,000 and 80,000 shares, respectively, of the Company’s common stock with an exercise price of $3.07 per share.

On September 25, 2015 Dr. Hariri was granted an option to purchase 50,000 shares of the Company’s common stock, subject to the approval of the 2015 Omnibus Equity Incentive Plan, which occurred on November 20, 2015, with an exercise price of $2.66 per share when he joined the Board.

Annual awards were granted on June 23, 2017. Mr. Berman, Dr. Hariri, Dr. Mandalam and Mr. Zecchini were each granted an option to purchase 35,000 shares, respectively, of the Company’s common stock with an exercise price of $4.80 per share.

The following table sets forth the director compensation of the non-employee directors of the Company during the nine-month transition period ended December 31, 2016.

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Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

Richard Berman	74,592	—	—	—	74,592
Robert Hariri, M.D., Ph.D.	48,000	—	—	—	48,000
Ramkumar Mandalam, Ph.D.	10,090	21,848	—	—	31,938
Edward Zecchini	12,545	25,924	—	—	38,469

(1)	Fees earned or paid in cash as shown in this schedule represent payments and accruals for directors’ services earned during the nine-month transition period ended December 31, 2016.
(2)	This column represents the total grant date fair value of all stock options granted during the nine-month transition period ended December 31, 2016. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made, refer to “Summary of Significant Accounting Policies” to the consolidated financial statements in the Company’s Form 10-K for the transition period ended December 31, 2016, filed with the SEC on March 13, 2017.

Compensation Committee Interlocks and Insider Participation

None.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report on the Company’s audit procedures and its relationship with its independent registered public accounting firm for the Transition Period ended December 31, 2016.

The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements. The Audit Committee has also discussed with KMJ Corbin & Company LLP the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Company’s independent registered public accounting firm, KMJ Corbin & Company LLP, also provided to the Audit Committee the written disclosures and the letter required by the PCAOB Ethics and Independence Rules and Standards as adopted by the PCAOB, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Transition Report on Form 10-K for the nine months ended December 31, 2016, filed with the SEC.

Audit Committee
Richard Berman (Chairman)
Dr. Robert Hariri, M.D., Ph.D.
Edward Zecchini

Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. Generally speaking, we enter into related-party transactions only on terms that we believe are at least as favorable to our Company as those that we could obtain from an unrelated third party.

The following related-party transactions were approved or ratified by at least two independent directors and future material affiliated transactions will be approved by a majority of the independent directors who do not have an interest in the transaction and who had access, at the Company’s expense, to Company’s or independent legal counsel.

As of December 31, 2016, and March 31, 2016, we had an aggregate principal balance of $646,700 and $966,000 in unsecured indebtedness owed to three and five related parties, respectively, including former members of the Board, representing working capital advances made to us from February 2001 through March 2005.

On March 1, 2016, we entered into definitive agreements with Patrick Mullens, M.D., Maryl Petreccia and Jeffrey Dell, M.D. to amend and restate the outstanding notes pursuant to certain Second Amended and Restated Promissory Notes dated as of February 29, 2016, (the “Amended and Restated Notes”). As of December 31, 2016, the three note holders had outstanding principal balances of $313,700, $186,700 and $146,300, respectively. The Amended and Restated Notes increased the interest rate to 7% per annum, extended the term to April 1, 2017, and modified the repayment provisions to provide for (i) repayment on March 1, 2016 of the outstanding amount of interest accrued through February 29, 2016, (ii) repayment of 10% of the original principal balance and accrued interest of such notes on a quarterly basis commencing April 1, 2016, and (iii) payment of the remaining outstanding balance on April 1, 2017. In addition, we issued such note holders warrants for the purchase of 11,910 shares, 7,088 shares, and 5,553 shares, respectively, of our common stock at an exercise price of $1.88 per share, immediately exercisable and expiring on April 1, 2019. The Company also agreed to reimburse up to $5,000 of legal fees incurred by the note holders. The relative fair value of the warrants issued in March 2016 of $26,900 was recorded as a debt discount and is being amortized to interest expense using the straight-line method which approximates the effective interest method over the term of the related-party notes. During the nine-month transition period ended December 31, 2016 and for the year ended March 31, 2016, $18,700 and $2,000, respectively, of the debt discount was amortized to interest expense. These notes were repaid in full in April 2017.

One note issued to Raymond Takahashi, M.D., was exchanged for (i) a new promissory note with an original principal amount equal to the outstanding principal and interest of the original note, and (ii) a warrant to purchase 1,490 shares of the Company’s common stock at an exercise price of $6.00 per share, exercisable on February 20, 2015 and expiring on February 19, 2018. The new note, which had an outstanding principal balance of $35,800 on March 31, 2016, required interest payments on a calendar quarterly basis and payment of all outstanding principal and accrued interest on the maturity date, which was March 1, 2016. On March 1, 2016, we entered into an oral agreement to extend the term of the related-party note to April 1, 2016. On April 1, 2016, we entered into a definitive agreement to amend and extend the term of the note to July 1, 2016. The note was repaid on July 1, 2016.

The conversion feature of the related-party notes payable at a 20% discount resulted in a beneficial conversion feature (“BCF”). The fair value of the BCF of $521,100 was recorded as a debt discount upon the resolution of the contingency and it was amortized to interest expense over the conversion term which ended on September 29, 2015.

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Related-party interest expense under these notes was $39,500 and $58,500 for the nine-month transition period ended December 31, 2016 and for the year ended March 31, 2016, respectively. Accrued interest, which is included in related-party notes payable in the accompanying condensed consolidated balance sheets, amounted to $11,400 and $6,100 as of December 31, 2016, and March 31, 2016, respectively.

One note issued to Marc Grossman, M.D., which as of March 31, 2016 had an outstanding principal balance of $6,500, as amended, now provides for interest at a rate of 6% per annum commencing on March 13, 2015; however, no interest payments will be due if no event of default occurs and if the Company (i) complies with its regular payment obligations, reimburses the payee for attorneys’ fees in connection with the negotiation of the note amendment, up to a maximum amount of $1,000, on the later of (a) March 13, 2015, or (b) three days after receiving written notice from the payee of the amount of attorneys’ fees incurred by payee, and (ii) the Company immediately pays all unpaid amounts due and payable in full before the earlier of May 1, 2016 or at the same time that payee(s) of any other promissory notes with the Company that were issued in 2005 are paid in full before May 1, 2016, other than (1) notes that are satisfied upon conversion into common stock, warrants or any other equity of the Company, or (2) notes that have been paid in full before March 2, 2015. All principal and interest under the original note, as amended by the note amendment, were on May 1, 2016. The note required monthly payments of $20,000, except for the month of June 2015, where the monthly payment was $72,000. The note was paid in full in April 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, the Company believes that during the nine-month transition period ended December 31, 2016, all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis.

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STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

For inclusion in the proxy statement and form of proxy relating to the 2018 Annual Meeting of Stockholders of the Company, a stockholder proposal intended for presentation at that meeting, submitted in accordance with the SEC’s Rule 14a-8, must be received by the Secretary at the Company’s corporate headquarters at 17305 Daimler Street, Irvine, California 92614 on or before April 16, 2018. However, in the event that the Company holds its 2018 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2017 Annual Meeting, the Company will disclose the new deadline by which stockholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

The Company’s Amended and Restated Bylaws further provide that a stockholder proposal relating to the nomination of a person for election as a director at the 2018 Annual Meeting or a stockholder proposal that is not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at the 2018 Annual Meeting, must be submitted in writing and received by the Secretary at the Company’s corporate headquarters no earlier than May 15, 2018 and no later than June 14, 2018. Any notice received prior to May 15, 2018 or after June 14, 2018 is untimely.

However, if the 2018 Annual Meeting is convened more than 60 days prior to or delayed by more than 30 days after the one-year anniversary of the 2017 Annual Meeting, notice by the stockholder of record to be timely must be so received no earlier than the close of business on the 120th day prior to the date of the 2018 Annual Meeting and not later than the close of business on the later of (i) the 90th day before the 2018 Annual Meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a notice by a stockholder of record.

Please refer to the advance notice provisions of the Company’s Amended and Restated Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. The Secretary will forward all director nominee recommendations to the Board for its review.

OTHER MATTERS

Neither the Board nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Transition Report on Form 10-K for the nine months ended December 31, 2016, as filed with the SEC, will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to Cryoport, Inc., ATTN: Secretary, 17305 Daimler Street, Irvine, California 92614.

By Order of the Board of Directors

/s/ Jerrell W. Shelton

Chairman, President and Chief Executive Officer

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PLEASE MARK VOTES
AS SHOWN IN THIS EXAMPLE: ☒

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL 1.

PROPOSAL 1. Election of Directors. Nominees: 01 Richard Berman 02 Dr. Robert Hariri, M.D., Ph.D. 03 Dr. Ramkumar Mandalam, Ph.D. 04 Jerrell W. Shelton 05 Edward J. Zecchini	☐	☐	☐	To withhold authority to vote for any one or more individual nominee(s), mark “FOR ALL EXCEPT” and write that nominee(s) number(s) on the line below:

___________________

	FOR	AGAINST	ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, AND 3.
PROPOSAL 2. To ratify the Audit Committee’s selection of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐
PROPOSAL 3. To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2017 Annual Meeting of Stockholders.	☐	☐	☐

By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Signature	Date	Signature	Date

NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE

CRYOPORT, INC.

This Proxy is Solicited on Behalf of the Board of Directors
For the 2017 Annual Meeting of Stockholders
To Be Held Tuesday, September 12, 2017, at 10 a.m. Pacific Time

The undersigned hereby appoints Robert S. Stefanovich with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of CRYOPORT, INC. to be held on September 12, 2017 and at any adjournment or postponement thereof, with all the power which the undersigned would possess if personally present and to vote, as specified on the reverse side, all shares of capital stock which the undersigned may be entitled to vote at said meeting.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PERSON NAMED ABOVE IN ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy